                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Columbia Bancorp
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                COLUMBIA BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 16, 1999


TO OUR SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of shareholders of Columbia Bancorp ("Columbia"), will be held at 7:00 p.m. Pacific Time on Friday, April 16, 1999 at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon, for the following purposes:

               1. To consider and act upon the election of three (3) directors of Columbia.

               2. To consider and vote on an amendment to the Articles of Incorporation of Columbia to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000.

               3. To consider and vote on the adoption of the 1999 Columbia Bancorp Stock Incentive Plan.

               4. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

               Only shareholders of record at the close of business on March 1, 1999 are entitled to vote at the Annual Meeting or any postponement or adjournment.

               All shareholders are invited to attend the Annual Meeting personally. If you are not able to do so and wish your shares to be voted, it is important that you either vote by telephone (see the attached instruction form) or complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.


                                       By order of the Board of Directors.


                                       Richard J. Croghan
                                       Secretary

March 5, 1999


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WE URGE YOU TO VOTE BY TELEPHONE OR SIGN AND RETURN THE ENCLOSED PROXY AS
PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

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


                                COLUMBIA BANCORP
                        420 East Third Street, Suite 200
                            The Dalles, Oregon 97058
                                 (541) 298-6649

                         ANNUAL MEETING PROXY STATEMENT

                     Date of Proxy Statement: March 5, 1999

               This Proxy Statement, dated March 5, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Columbia Bancorp ("Columbia") to be used at the 1999 Annual Meeting of Columbia's shareholders to be held on April 16, 1999, at 7:00 p.m. Pacific Time, at the Columbia Gorge Discovery Center, 5000 Discovery Drive, The Dalles, Oregon. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is March 9, 1999. Columbia's 1998 Annual Report to Shareholders is being mailed to shareholders of Columbia with this Proxy Statement.

                    PROXIES AND VOTING AT THE ANNUAL MEETING

               The only class of issued and outstanding stock of Columbia is its common stock, no par value. At March 1, 1999, the record date for determining shareholders entitled to vote at the Annual Meeting, there were 7,964,932 shares of common stock issued and outstanding. Each holder of record of outstanding shares of common stock on the record date is entitled to one vote for each share held on every matter submitted at the Annual Meeting.

               A majority of the outstanding common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. The matters to be voted on must be approved by an affirmative vote of the holders of a majority of the common stock of Columbia, except as otherwise described below. Shareholders who do not vote (either in person or by submitting a proxy), including broker non-votes, will be considered abstentions and will not be counted toward the quorum.

               If a proxy in the accompanying form is executed and returned the shares represented thereby will be voted in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote in favor of management's nominees for director and in favor of the other proposals described in this Proxy Statement, and in their discretion as to any other matters which may come before the Annual Meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of Columbia or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the Annual Meeting will not by itself revoke such shareholder's proxy. Ballots on proxies may be counted by personnel of Columbia's subsidiaries, Columbia River Bank ("CRB") and Valley Community Bank ("VCB"), or by Columbia's transfer agent, Norwest Shareowner Services.

               The cost of this proxy solicitation will be borne by Columbia. Columbia does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, Columbia may also use its officers, or the officers and employees of CRB or VCB, to solicit proxies from shareholders, either in person or by telephone, telegraph, or letter. Such persons will not be specially compensated for these activities.


                         BUSINESS OF THE ANNUAL MEETING

               Management knows of only three matters, which are discussed below, to be presented at the Annual Meeting for shareholder action.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information regarding the beneficial ownership of Columbia's common stock at February 15, 1999 by: (i) each person who is known by Columbia to own beneficially more than 5% of the common stock; (ii) each nominee for director; (iii) certain executive officers, and (iv) all listed executive officers and nominees as a group.


       NAME OF BENEFICIAL OWNER              SHARES BENEFICIALLY OWNED(1)       PERCENT OF CLASS
       ------------------------              ----------------------------       ----------------
BENEFICIAL OWNERS OF MORE THAN 5% OF
    OUTSTANDING COMMON STOCK
George Layman                                            515,048                        6.5%
Layman Lumber
P.O. Box 235
Naches, WA  98937

DIRECTORS AND EXECUTIVE OFFICERS
Robert L.R. Bailey (2)                                   259,418                        3.3%
Charles F. Beardsley (3)                                  41,828                         (*)
William A. Booth (4)                                      90,174                        1.1
Dennis Carver (5)                                         38,938                         (*)
Terry L. Cochran (6)                                     347,600                        4.4
Ted M. Freeman (7)                                        16,350                         (*)
Jane F. Lee (8)                                           16,910                         (*)
James C. McCall (9)                                       43,911                         (*)
Jean S. McKinney (10)                                     18,976                         (*)
Neal T. McLaughlin (11)                                    8,035                         (*)
Donald T. Mitchell (12)                                   29,012                         (*)
Craig J. Ortega (13)                                      19,468                         (*)
James B. Roberson                                         59,294                         (*)
Greg P. Walden (14)                                       16,258                         (*)

ALL DIRECTORS AND EXECUTIVE OFFICERS AS
  A GROUP (14 persons)                                 1,006,172                       12.6%
                                                       =========                       ====

-------------------------
 *      Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after February 15, 1999, are deemed outstanding for the purpose of computing the percentage ownership interest of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage ownership for any other person. Applicable percentage ownership is based on 7,964,932 aggregate shares outstanding as of February 15, 1999, together with the applicable options of such shareholder.

(2) Includes 15,000 shares covered by stock options and the following shares over which Mr. Bailey shares voting and investment power: (i) 43,065 shares owned jointly with Mr. Bailey's spouse; (ii) 30,000 shares held in a family partnership; (iii) 16,800 shares held in a pension trust; and (iv) 20,000 shares held in a foundation.

(3) Includes 23,414 shares held in trust, 12,414 shares held in his spouse's trust, and 6,000 shares covered by stock options.

(4)     Includes 15,000 shares covered by stock options.

(5) Includes 14,260 shares held in an IRA, 4,000 shares covered by stock options, and 3,406 shares for which Mr. Carver's spouse serves as custodian for the benefit of their children and over which Mr. Carver shares voting and investment power. Also includes 16,816 shares jointly owned with his spouse over which Mr. Carver shares voting and investment power. Includes 456 shares held in his spouse's IRA, and excludes approximately 6,000 shares held jointly by his wife and his mother-in-law, in both cases over which he disclaims beneficial ownership.

(6) Includes 47,000 shares held through the ESOP and 16,000 shares covered by stock options; also includes 123,948 shares held by Mr. Cochran's spouse as to which Mr.
        Cochran disclaims beneficial ownership.

(7) Includes 12,000 shares covered by stock options and the following shares over which Mr. Freeman shares voting and investment power: 3,550 shares jointly owned with his spouse and 800 shares in a family trust.

(8)     Includes 6,000 shares covered by stock options.

(9) Includes 13,752 shares covered by stock options and 24,403 shares held through the ESOP. Also includes 2,970 shares jointly owned with his spouse over which Mr. McCall shares voting and investment power.

(10) Includes 900 shares owned by her son as to which Ms. McKinney disclaims beneficial ownership. Also includes 1,498 shares held in an IRA and 10,770 shares covered by stock options.

(11) Includes 2,201 shares held through the ESOP and 3,000 shares covered by stock options.

(12) Includes 14,012 shares in pension plan and 9,000 shares covered by stock options. Also includes 6,000 shares held jointly with Mr. Mitchell's spouse over which Mr. Mitchell shares voting and investment power.

(13) Includes 584 shares held in Mr. Ortega's IRA, 2,952 shares held in the ESOP, 8,400 shares covered by stock options and 404 shares held in Mr. Ortega's spouse's IRA as to which Mr. Ortega disclaims beneficial ownership. Also includes 7,128 shares held as custodian for Mr. Ortega's children over which Mr. Ortega shares voting and investment power.

(14) Includes 1,538 shares held in Mr. Walden's IRA, 10,800 shares covered by stock options, and 1,575 shares held in Mr. Walden's spouse's IRA as to which Mr. Walden disclaims beneficial ownership. Also includes 2,634 shares held jointly with Mr. Walden's spouse over which Mr. Walden shares voting and investment power.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

               Columbia's Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term.

               Three individuals have been nominated by the Columbia Board for a term expiring in the year 2002. The persons nominated are Robert L.R. Bailey, Dennis Carver, and Donald T. Mitchell, all of whom presently serve on Columbia's Board and on the Board of Columbia's subsidiary CRB.

               Although Columbia knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Columbia may recommend. The Columbia Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at Columbia's administrative offices at 420 East Third Street, Suite 200, The Dalles, Oregon 97058. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".

NOMINEES FOR ELECTION AS DIRECTORS TO THE BOARD OF DIRECTORS OF COLUMBIA FOR A TERM EXPIRING IN 2002

               Robert L.R. Bailey, age 57, has been a director of Columbia since its formation. Mr. Bailey has been a director of CRB since 1977 and served as chairman of the CRB Board from 1981 to 1995. Since 1985 Mr. Bailey has been the president and general manager of Orchard View Farms, Inc., a fruit growing and packing company headquartered in The Dalles, Oregon.

               Dennis Carver, age 50, was elected to the Columbia Board at the 1997 annual meeting. He had been a director of Klickitat Valley Bank ("KVB") since 1984 and was elected to the Board of CRB in 1996. He has worked as a chiropractor in Goldendale, Washington since 1973, and presently runs the Goldendale Chiropractic Clinic.

               Donald T. Mitchell, age 54, has been a director of Columbia since its inception and has served as Chairman since December 18, 1998. He was a director of Juniper Banking Company ("JBC") for six years and became a director of CRB following the merger. Since 1982, he has been a partner in Lacy Forest Products, a lumber brokerage firm.

               To be elected, each nominee must receive the affirmative vote of the holders of a simple majority of Columbia's common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered votes against the nominee.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE

               Charles F. Beardsley, age 58, has served as a director of Columbia since its formation, and as a director of CRB since April 1994. Since 1972 Mr. Beardsley has been a principal owner of Hershner & Bell Realty, a real estate brokerage firm, and of Hershner & Bell-Farrell Agency, an insurance agency, both in Hood River, Oregon. He also served as Mayor of the City of Hood River for six years

               William A. Booth, age 58, has served as a director of Columbia since its formation, and as a director of CRB since 1977. Since 1968 Mr. Booth has been a principal in Booth & Kelly Insurance & Real Estate, a real estate and insurance agency in The Dalles, Oregon.

               Terry L. Cochran, age 54, has been a director and the Chief Executive Officer of Columbia since its inception and has been CRB's Chief Executive Officer and a director since 1981. After Columbia acquired VCB in 1998, he was elected to and now sits on VCB's Board. He holds an A.A. degree from Yakima Valley College, a B.A. degree in Business Administration from Washington State University, and is a graduate of Pacific Coast Banking School at the University of Washington.

               Jane F. Lee, age 46, was elected to the Columbia Board at the 1997 Annual Meeting. She had been a director of KVB since 1987. She was elected to the Board of CRB in 1996. Ms. Lee has worked in cattle ranching and hay operations since 1972, and is the President of the Washington State Association of Cattle Women. She also serves as Chairman of the Commissioners for Rural #7 Fire Protection District in Goldendale, Washington.

               Jean S. McKinney, age 60, has been a director of Columbia since its formation, and has been a director of CRB since April 1994. Ms. McKinney has served for over 20 years as president and business manager of McKinney Ranches, Inc., a grain farming business in Wasco, Oregon.

               James B. Roberson, age 64, was elected to the Columbia Board at the 1998 Annual Meeting. He had been a director of KVB since 1977, and became a director of CRB in 1996 following KVB's acquisition by Columbia in that year. Prior to his retirement in 1996, Mr. Roberson was an optometrist in the Bingen/White Salmon, Washington area for 34 years.

               Greg P. Walden, age 42, has been a director of Columbia since its formation, and has been a director of CRB since April 1994. Congressman Walden was elected to the U.S. House of Representatives in 1998 and took office in January 1999. Since 1986, he has served as president of Columbia Gorge Broadcasters, Inc. in Hood River, Oregon. In 1989-95 he served as an Oregon state representative, and in 1995-97 as a state senator, in the Oregon legislature.

               The following table sets forth the term expiration dates of the directors of Columbia continuing in office.

    NAME                   AGE                     POSITION                       TERM EXPIRES
    ----                   ---                     --------                       ------------
William A. Booth            58       Vice-Chairman of the Board of Columbia and         2001
                                     CRB
Terry L. Cochran            54       Director, President and Chief Executive            2001
                                     Officer of Columbia and CRB
Charles F. Beardsley        58       Director                                           2001
Jane F. Lee                 46       Director                                           2000
Jean S. McKinney            60       Director                                           2000
James B. Roberson           64       Director                                           2001
Greg P. Walden              42       Director                                           2000

DIRECTORS RETIRING OR RESIGNING FROM OFFICE

               Ted M. Freeman, age 72, was a director of JBC for eight years. He served as Chairman of its Board for a number of years prior to its merger with CRB, and became a director of CRB following the merger. Prior to his retirement in 1993, Mr. Freeman managed a seed, fertilizer and grain business for 35 years. Presently a director of Columbia and CRB, Mr. Freeman will retire from these Boards when his term expires in April 1999.

               Steve Martin, age 55, resigned from Columbia's and CRB's Boards on December 19, 1998, citing health reasons. Mr. Martin had been a director of Columbia since its inception and served as Chairman of Columbia since that time. Mr. Martin had been a director of CRB since 1977, and served as Chairman of the CRB Board since April 1995. Mr. Martin is owner-operator of the Stephanie, Surfsand Resort, Haystack Motel, and Wayfarer Restaurant. He is chief executive officer of Steve Martin Management corporation, a hospitality management company in Cannon Beach, Oregon.

MEETINGS OF THE BOARDS OF DIRECTORS AND COMMITTEES

               The following section describes the 1998 meetings of the Boards of Directors of Columbia and of Columbia's two wholly-owned bank subsidiaries, CRB and VCB. (Columbia's acquisition of VCB was effective November 30, 1998.)

Board and Board Committees of Columbia

               The Board of Directors of Columbia held 12 meetings during 1998. Each member of the Columbia Board attended at least 90% of the meetings.

               The Columbia Board of Directors has two committees, the Executive Committee and the Audit/Examination Committee. The members of the Executive Committee are Chairperson Donald T. Mitchell, Terry L. Cochran, William A. Booth, Jean S. McKinney, James B. Roberson, Greg P. Walden, and prior to his retirement, Stephen D. Martin. This Committee acts for the Board on matters requiring prompt action, serves as the Board nominating committee, recommends long range planning activities to the full board, and evaluates the Chief Executive Officer, recommending appropriate compensation, benefits, and employment contracts. The Committee met four times in 1998. All members of the Executive Committee attended each meeting, except for Stephen D. Martin, who missed one meeting. The members of the Audit/Examination Committee are Chairperson Greg Walden, Donald T. Mitchell, and Jane F. Lee. It reviews the results of Columbia's annual audit. The Committee met once in 1998. All members were in attendance.

Board and Board Committees of CRB

               The Board of Directors of CRB held 12 meetings during 1998. Each member of the CRB Board attended at least 90% of the meetings they were entitled to attend.

               The CRB Board of Directors has five committees, the Executive Committee, the Audit/Examination Committee, the Human Resources Committee, the Loan Committee, and the Investment/Asset-Liability Committee.

               The CRB Executive Committee is identical in membership to the Columbia Executive Committee, consisting of Chairperson Donald T. Mitchell, Terry L. Cochran, William A. Booth, Jean S. McKinney, James B. Roberson, Greg P. Walden, and prior to his retirement, Stephen D. Martin. This Committee acts for the CRB Board on matters requiring prompt action, serves as the CRB Board's Nominating Committee, and recommends long range planning activities to the CRB Board. This Committee also evaluates CRB's Chief Executive Officer, recommending appropriate compensation, benefits and employment contracts. The Executive Committee met four times in 1998. All members of the Executive Committee attended each meeting, except for Stephen D. Martin, who missed one meeting.

               The Audit/Examination Committee consists of Chairperson Greg P. Walden, Donald T. Mitchell, and Jane F. Lee. It reviews the scope of internal and external audit activities. The Committee met four times in 1998. All members were in attendance.

               The Human Resources Committee provides oversight of the ESOP, 401(k) and stock incentive plan, and reviews and makes recommendations on corporate compensation and personnel policies. The members of the Human Resources Committee are Chairperson Jean McKinney, Robert L.R. Bailey, Charles
F. Beardsley and Terry L. Cochran. The Committee met three times in 1998. All members were in attendance.

               The Investment/Asset-Liability Committee consists of Chairperson James B. Roberson, Ted Freeman, Dennis Carver and Terry L. Cochran. Its charge is to establish, update, and monitor policies related to asset, liability, liquidity, interest rate management and investments. It also recommends approval of securities advisors and brokers. The Committee met four times in 1998. All members were in attendance.

               The Loan Committee consists of Chairperson William A. Booth, Charles F. Beardsley and James B. Roberson. It reviews the loan portfolio for safety and soundness, monitors concentrations in industry and loan type, and oversees the loan policy of CRB. The Committee met 23 times in 1998. William A. Booth missed one meeting, Charles F. Beardsley missed three meetings, and James
B. Roberson missed two meetings.

Board and Board Committees of VCB

               The Board of Directors of VCB held 12 meetings during 1998. Each member of the VCB Board attended at least 90% of the meetings they were entitled to attend, with the exceptions of Carolyn Fox who attended two meetings and Mike Hilts who attended one meeting. Ms. Fox resigned from VCB's Board on November 30, 1998, and in 1998, Mr. Hilts was not re-elected to the Board. Following the completion of Columbia's acqusition of VCB, Terry L. Cochran, the President and Chief Executive Officer of Columbia and of CRB, joined VCB's Board effective December 18, 1998.

               The VCB Board of Directors has three committees: the Audit/Examination Committee, the Loan Committee, and the Asset-Liability Committee.

               VCB's Loan Committee consists of Chairperson Ward Eason, Norm Bernards, Jim Doran and Bruce G. Bryant. This Committee reviews all loan requests above individual officer limits, reviews all loans made during the prior month under individual assigned limits, reviews the status of all delinquent loans, and recommends loan policy to the VCB Board. The Loan Committee met 12 times in 1998. All members of the Loan Committee attended at least 85% of this Committee's meetings.

               The members of the Asset/Liability Committee are Chairperson Dan Corrigan, Ward Eason, Carolyn Fox (prior to her resignation), and Bruce G. Bryant. It reviews the financial performance of VCB, reviews for approval management's recommendations regarding the pricing of assets/liabilities, and reviews investments over assigned officer limits. The Asset/Liability Committee met nine times in 1998. All members of this Committee attended at least 75% of the Committee's meetings, except for Carolyn Fox, who missed seven meetings.

               The Audit/Examination Committee consists of Chairperson Jim Doran, Ward Eason, Ray Kauer and Bruce G. Bryant. It reviews all audit and examination reports prepared by regulatory authorities or outside auditors. The Audit/Examination Committee met one time in 1998. All members attended this meeting with the exception of Ray Kauer.

  PROPOSAL TWO: APPROVAL OF AMENDMENT TO COLUMBIA'S ARTICLES OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

               The Board of Directors has approved a resolution to amend
Article II, Section (1) of the Articles of Incorporation of Columbia to increase the number of authorized shares of Columbia's common stock from 10,000,000 to 20,000,000. The amendment is subject to the ratification and approval of Columbia's shareholders through an affirmative vote of the holders of a majority of Columbia's common stock. As of March 1, 1999, there were 7,964,932 shares of Columbia common stock issued and outstanding, constituting the only class of securities presently issued by Columbia. The Board of Directors has determined that an increase in the number of authorized shares of Columbia common stock is necessary and desirable to allow for possible future stock splits and stock dividends, for issuance of shares to the Employee Stock Ownership Plan, for the grant of stock options, and for other corporate purposes.

               The approval of the amendment to the Articles of Incorporation requires the affirmative vote of the holders of a simple majority of Columbia's common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered votes against approval of the amendment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ABOVE-DESCRIBED AMENDMENT TO THE COLUMBIA ARTICLES OF INCORPORATION.

                    PROPOSAL THREE: APPROVAL OF 1999 STOCK INCENTIVE PALN

               In February 1999, Columbia's Board of Directors adopted, subject to shareholder approval, the Columbia Bancorp 1999 Stock Incentive Plan (the "Plan"). The Plan restates and re-authorizes, with some revisions, the terms of Columbia's presently effective stock incentive program, which was first adopted by CRB prior to Columbia's formation in 1993 and revised in 1996. If approved by shareholders, the Plan will allow Columbia to continue to grant stock options, stock bonuses and certain other forms of stock-based compensation in connection with the hiring and retention of qualified personnel for Columbia and its banking subsidiaries. Approval of the Plan will effectively increase the number of shares of Columbia's common stock now available for issuance as incentive compensation. No more than 4% of Columbia's issued and outstanding common stock may be issued in the form of stock options or other stock-based incentives under the proposed Plan.

               A complete copy of the Plan is attached to this Proxy Statement as Exhibit 1. Below is a summary of certain key features of the Plan. The following discussion is a summary only, and is qualified in its entirety by the complete text of the Plan attached hereto as Exhibit 1. In addition, references to certain tax matters and effects is qualified in its entirety by reference to the applicable sections of the Internal Revenue Code of 1986, as amended, together with all relevant regulations and letter rulings.

PURPOSE OF THE PLAN

               As with Columbia's present stock incentive program, the purpose of the Plan is to enable Columbia and its subsidiaries to attract and retain experienced and able directors, employees and other key contributors, and to provide an incentive to these individuals to exert their best efforts for Columbia and its shareholders. Stock-based compensation is a key tool for the retention of employees. For employees, stock-based compensation, particularly stock options, have value only if Columbia's stock price increases above the fair market value of the stock on the grant date and the employee remains on the job for the period required for the option to be exercised. In addition, stock-based compensation links the value of the grant to the value of Columbia's stock. This aligns the interests of the recipient with the interests of all shareholders, providing an incentive for the recipient to maximize shareholder value. Management believes that Columbia's present stock incentive program has been very effective in motivating and retaining employees and directors, and that the continuation of the program is in the best interests of Columbia and its shareholders.

TYPES OF INCENTIVES AVAILABLE UNDER THE PLAN

               The proposed Plan authorizes three kinds of stock-based incentives: (1) stock options, including incentive stock options as defined in the Internal Revenue Code of 1986, as amended, and non-statutory stock options;
(2) incentives tied to the value of Columbia's stock in the form of stock appreciation rights and cash bonus rights; and (3) bonuses paid in stock rather than cash.

Stock Options

               Under the Plan, each stock option grant must be designated as either an incentive stock option or a non-statutory stock option. The difference between the two types of stock options arises chiefly from the tax consequences associated with the option.

               At the time an incentive stock option is exercised, the recipient does not recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient is therefore able to defer the recognition of gain (or loss) to the date on which the stock acquired through exercise is sold. This deferral of the recognition of gain for tax purposes can be of benefit to the recipient.

               Non-statutory stock options do not provide the same potential tax benefit to the recipient. At the time of exercise, the recipient must recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient may therefore not defer the recognition of gain (or loss) beyond the exercise date. Non-statutory stock options are nonetheless a useful form of incentive compensation, especially in cases where incentive stock options are not available.

Stock Appreciation Rights and Cash Bonus Rights

               The proposed Plan allows Columbia to grant stock appreciation rights and cash bonus rights. A stock appreciation right entitles the recipient to the increase in value, if any, in Columbia's stock price between the date of the grant and the date of exercise of the right. A cash bonus right entitles the recipient to a cash bonus upon the exercise of a stock option or stock appreciation right. While stock appreciation rights and cash bonus rights are authorized under Columbia's present stock incentive program, Columbia has never awarded either form of incentive, and has no present plans to do so. However, Columbia's management believes that the proposed Plan should continue this authority, so that Columbia will have the flexibility to award such incentives as an alternative or supplement to stock options and stock bonuses.

Stock Bonuses

               The proposed Plan continues Columbia's authority to grant stock bonuses. Columbia has granted stock bonuses under its present stock incentive program on only a few occasions. Columbia's management believes that the proposed Plan should continue the authority to grant stock bonuses, as this form of incentive can be a useful alternative to the other incentive tools available under the Plan.

PERSONS ELIGIBLE FOR GRANTS UNDER THE PLAN

               Grants may be made under the proposed Plan to directors, officers, key employees and other persons whom Columbia's Board of Directors believes have made or will make an essential contribution to Columbia, although grants of incentive stock options are limited to employees of Columbia and its subsidiaries only.

LIMITATION ON NUMBER OF SHARES AVAILABLE UNDER THE PLAN

               The total number of shares of Columbia's common stock that may be issued upon the exercise of all options and grants of rights or stock bonuses under the Plan may at no time exceed in the aggregate four percent (4%) of the Company's total issued and outstanding shares of stock. For example, if Columbia had 10,000,000 shares of its common stock issued and outstanding, no more than 400,000 shares of stock would be available for grants or awards under the Plan. The number of shares available under the Plan will therefore increase if and when the number of shares of issued and outstanding common stock increase, subject to the 4% limitation. Any increase in the 4% limitation imposed by the Plan requires shareholder approval.

IMPLEMENTATION AND ADMINISTRATION OF THE PLAN

               As with Columbia's present stock incentive program, the Plan will be administered by Columbia's Board of Directors, which may adopt or amend rules and regulations for its administration. The Board may delegate the Plan's administration to a committee of the Board. The grant of stock options and other incentives authorized under the Plan shall continue to be at the complete discretion of Columbia's Board, which shall retain the sole authority to make such grants. Nothing in the Plan requires the Board to make grants or awards under the Plan in any amount, at any time, or to any group of individuals. The amount, terms, conditions and restrictions of all grants and awards under the Plan will be determined by the Board, subject to the limitations imposed by the Plan and by applicable law and regulation.

VALUATION OF STOCK

               When the operation of the Plan requires that the fair market value of Columbia's common stock be determined, such as setting the exercise price of an incentive stock option, the fair market value shall be the closing price of the stock as quoted on the Nasdaq National Market on the date of the grant or award, or on the next business day if the date of the grant or award is a holiday. In the event of a stock split, recapitalization or other similar event, the exercise price of outstanding options or rights already awarded shall be adjusted in order to prevent either the dilution or the enlargement of the benefit intended at the time of the original grant. The Plan permits the exercise price for non-statutory stock options to be set at a price either above or below the fair market value of Columbia's common stock on the date of grant.

PLAN AMENDMENTS

               Columbia's Board may amend the Plan to comply with changes in the law or for other reasons. Shareholder approval of amendments shall be sought if such approval is necessary to comply with applicable law, or if the Board believes that submission of the amendment to shareholders for approval is desirable or appropriate. Shareholder approval is required for any amendment increasing the total number of shares that may be issued under the Plan. Amendments to the Plan may not affect or change an option or stock appreciation right granted prior to the amendment without the written consent of the recipient.

EXISTING INCENTIVE PROGRAM

               The Plan, if approved, will replace and supersede Columbia's existing stock incentive program. Under the existing program, a total of 522,000 split-adjusted shares of common stock have either been issued or committed for issuance since 1993, leaving a total of 78,000 shares of common stock presently available for awards or grants. Columbia's Board has no plans to issue additional grants or awards under its existing stock incentive program prior to the date of the Annual Meeting, and upon approval of the Plan, unused shares under the existing stock incentive program will no longer be available for commitment.

               The terms of the Plan are substantially the same as those of the existing stock incentive program. The only significant differences are: (1) the elimination of provisions authorizing the sale of stock subject to restrictions, a type of incentive that Columbia's Board determined it was unlikely to ever utilize; and (2) the use of a percentage formula, rather than a fixed amount, to limit the number of shares available for issuance.

MANAGEMENT'S RECOMMENDATION

               Shareholder approval of the Plan will allow Columbia to continue an incentive program which, in the opinion of the Board, has been highly successful in attracting and retaining qualified employees and directors. If the Plan is approved, the number of shares of Columbia's common stock available for issuance as incentive compensation will effectively increase, from 78,000 under the present stock incentive program to 4% of total issued and outstanding shares. The Board believes that this increase and the other changes from the present incentive program contained in the Plan are appropriate and necessary.

               The approval of the Plan requires the affirmative vote of the holders of a simple majority of Columbia's common stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered votes against approval of the Plan.

               THE BOARD OF DIRECTORS OF COLUMBIA RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN.


                                 OTHER BUSINESS

               Columbia's management knows of no other matters to be brought before the Annual Meeting for a vote. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their best judgment on those matters. At the Annual Meeting, management will report on Columbia's business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Columbia's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "PROPOSALS OF SHAREHOLDERS".


                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS

               The following table sets forth summary information about the executive officers of Columbia and CRB.

                                                                               YEARS OF BANKING
      NAME             AGE                   POSITION                             EXPERIENCE
      ----             ---                   --------                             ----------
Terry L. Cochran       54    President and Chief Executive Officer of                  33
                             Columbia and CRB and a director of Columbia,
                             CRB and VCB
James C. McCall        53    Executive Vice President and Chief Lending                30
                             Officer of CRB
Craig J. Ortega        42    Executive  Vice President and Head of Community           19
                             Banking of CRB
Neal T. McLaughlin     30    Executive Vice President and Chief Financial               7
                             Officer of Columbia and CRB

               The business experience of each of these executive officers is described below.

               Terry L. Cochran has been a director of Columbia and its President and Chief Executive Officer since its formation, and has been President and Chief Executive Officer and a director of CRB since 1981. See "Directors Continuing in Office" for more information about Mr. Cochran.

               James C. McCall is Executive Vice President and Chief Lending Officer of CRB. He has been employed by CRB since April 1982, and served as Chief Lending Officer since November 1988. He holds a B.S. degree in Business from Oregon State University, and is a 1993 graduate of the Pacific Coast Banking School at the University of Washington. Mr. McCall has 30 years of banking experience. He presently is a director of Network of Oregon Affordable Housing, and is past Chairman of the Oregon Bankers Association Lending Committee.

               Craig J. Ortega is Executive Vice President and Head of Community Banking of CRB, a position held since July 1997. Prior to that, he was manager of CRB's Hood River branch. Mr. Ortega has been with CRB for five years, and has 19 years of banking experience. He attended Blue Mountain Community College and holds a B.S. degree in Business Administration from Eastern Oregon State College, and is a graduate of the Pacific Coast Banking School at the University of Washington.

               Neal T. McLaughlin has been an Executive Vice President and the Chief Financial Officer of since July 1997, and also serves as Columbia's Chief Financial Officer. Mr. McLaughlin started his career with JBC, and joined CRB after the merger between CRB and JBC in 1995. Since joining CRB, he has served in a number of positions, most recently as Vice President and Controller. He holds a B.S. Degree in Accounting from the University of Oregon, and is a Certified Public Accountant in the State of Oregon. Mr. McLaughlin has 7 years of banking experience. He has attended the Pacific

Coast Banking School at the University of Washington. Mr. McLaughlin is a member of the Financial Officers/Investment Committee of the Oregon Bankers Association.


                       INFORMATION REGARDING COMPENSATION

EXECUTIVE COMPENSATION

               The following table sets forth, for the three years ended December 31, 1998, the compensation awarded, paid to, or earned by Terry L. Cochran, the President and Chief Executive Officer of Columbia and CRB. No other executive officer of Columbia received salary and bonus in excess of $100,000 for this three-year period.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                 Annual Compensation                             Compensation Awards
                      ------------------------------------------                 -------------------
                                                                              Securities
                                                       Other                  Underlying
     Name and                                          Annual                   Options      All Other
     Position         Year     Salary       Bonus   Compensation   ESOP(2)      Granted     Compensation
     --------         ----     ------       -----   ------------   -------    ----------    ------------
Terry L. Cochran      1998   $143,333(3)   $50,166          -      $ 7,906         -          $1,600(5)
  President and CEO   1997   $126,875(3)   $57,304          -      $11,277   6,000 shares(4)  $1,600(5)
                      1996   $ 93,634(3)   $70,071     $2,000(1)   $12,542         -          $1,500(5)

----------------------

(1)   Director's fees.

(2) As of December 31, 1998, the ESOP held 47,000 shares of Columbia stock for the account of Mr. Cochran, with an estimated market value of $429,118 plus uninvested cash of $9,062. All of the shares described are vested, and dividends are payable to the account of Mr. Cochran under the ESOP.

(3) Includes monthly auto allowance of $500 in 1995 and 1996, and $700 beginning in May 1997.

(4) The exercise price of the described options is $5.59 per share. The options are immediately exercisable and expire in August 2007. The exercise price has been restated for subsequent stock splits.

(5)   Annual 401(k) employer contribution.

               The following table sets forth information regarding option exercises during 1998 and holdings at December 31, 1998 by the executive officer named in the compensation table shown above.

                 AGGREGATED OPTION EXERCISES IN 1998 AND FY-END OPTION VALUES

                                                            Fiscal Year-end Option Values
                                                            ------------------------------
                                                    Number of Securities       Value of Unexercised
                          Shares                   Underlying Unexercised      In-The-Money Options
                        Acquired on     Value    Options At Fiscal Year-End     At Fiscal Year-End
       Name             Exercise(#)  Realized($)    Exercisable/Unexercis   Exercisable/Unexercisable
       ----             -----------  ----------- -------------------------- -------------------------
Terry L. Cochran          3,500        $23,998              16,000/0                $79,060/$0

(1) On December 31, 1998, the closing sales price of Columbia's stock was $9.125. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

               Columbia and Terry L. Cochran, Columbia's President and Chief Executive Officer, are parties to an employment agreement of May 1, 1998. Under the agreement, upon a change of control of Columbia, such as its acquisition by or merger with another company, Mr. Cochran has the right to terminate his employment within 90 days and to receive certain payments and benefits, including yearly retirement benefits under a Deferred Compensation Agreement between Mr. Cochran and Columbia. The employment agreement also contains noncompetition provisions which restrict Mr. Cochran from competing with Columbia for one year following his termination of employment under certain conditions.

EXECUTIVE AND EMPLOYEE COMPENSATION PLANS

               401 (k) Plan. Under CRB's 401(k) Plan, officers and employees of CRB may elect to defer up to 10% of their compensation, and CRB makes matching contributions to the accounts of officers and employees of CRB equal to 25 percent of the first four percent of compensation that any officer or employee elects to defer, subject to limitations under the Internal Revenue Code of 1986. Amounts contributed or deferred are distributed to employees upon retirement, permanent disability, death, termination of employment, or the occurrences of conditions constituting extraordinary hardship.

               ESOP. Columbia maintains an Employee Stock Ownership Plan (the "ESOP") for the benefit of employees. All employees of CRB who have been credited with at least 1,000 hours of service in the prior year, and have attained age 20, including officers, are eligible to participate in the ESOP. The sole source of funding for the ESOP is contributions made by CRB. Contributions made by participants are not permitted. Assets of the ESOP are used primarily to purchase shares of Columbia's common stock. The ESOP may not purchase Columbia common stock for a price in excess of its fair market value. As of January 1, 1999, the ESOP held 284,766 shares of Columbia common stock and $19,588 in cash. At that date, 159 employees of CRB were participating in the ESOP.

               Incentive Cash Compensation. CRB has adopted an incentive cash compensation program under which employees at all levels can receive incentive compensation, limited to a fixed percentage of base compensation, for helping CRB achieve certain goals and objectives. For example, branch managers and loan officers are eligible for cash compensation based on increases in branch income, loan and deposit growth, maintenance of asset quality, and the cross-selling of products and services. Non-officer employees are graded and rewarded based on the delivery of quality customer service, as determined by the employee's supervisor, and on branch income growth. Most new employees become eligible to participate in the program within a short time after beginning employment. For the year ended December 31, 1998, bonus payments totaling $636,169 were made to Bank employees, including $105,821 paid to executive officers as a group.

               Existing Stock Incentive Plan. Since 1993 Columbia has utilized a stock incentive plan (the "Incentive Plan") administered by the Columbia Board to advance Columbia's business interests. The Incentive Plan enables Columbia and its subsidiaries to attract and retain qualified and talented employees and Board members by offering them an opportunity to participate in the growth and ownership of Columbia. Stock options and other stock-based incentives may be granted under the Incentive Plan at the discretion of and with the approval of the Columbia Board. Employees are eligible to receive incentive stock options, which are intended to qualify for favorable tax treatment, and which must have an exercise price equal to not less than the fair market value of the common stock on the date of grant. In addition, employees and directors are eligible for non-statutory stock options, which do not qualify for favorable tax treatment, and which may have an exercise price set at the discretion of the Columbia Board. The option exercise price for non-statutory stock options may be either greater or less than the fair market value of the common stock on the date of grant, although in practice the Columbia Board has always set the exercise price for such options at fair market value. Options vest and are exercisable in accordance with the terms of the individual grant. The Incentive Plan also allows the Columbia Board to offer other forms of stock-related incentives, including stock appreciation rights, stock bonuses and sales of stock subject to restrictions. However, apart from grants of 200 shares of common stock to each of two retiring outside directors, the Board has never approved awards under the Incentive Plan other than stock options.

               In 1998 options covering a total of 5,000 shares of Columbia's common stock were granted to employees of Columbia's bank subsidiaries, and options covering a total of 400 shares of common stock were granted to two retiring non-employee members of Columbia's Board. Between January 1, 1999 and the date of this Proxy Statement, no new grants and awards were made under the Incentive Plan. Adjusted for stock splits, an aggregate of no more than 600,000 shares of common stock may be issued under the Incentive Plan. As of December 31, 1998 a total of 522,000 split-adjusted shares of common stock had been either issued or committed for issuance under the Incentive Plan, leaving a total of 78,000 shares of common stock available for awards or grants.

               At Columbia's 1999 Annual Meeting, shareholders will be asked to approve Columbia's 1999 Stock Incentive Plan, which restates and re-authorizes, with some revisions, the terms of the existing Incentive Plan. The proposed 1999 Stock Incentive Plan, if approved, will replace the existing Incentive Plan. See "PROPOSAL THREE: APPROVAL OF 1999 STOCK INCENTIVE PLAN."

               Beginning in 1999 directors and employees of VCB became eligible to participate in the above programs.

DIRECTOR COMPENSATION

               The CRB Chairperson is paid an attendance fee of $1,000 for each regular monthly meeting of the Board. Each other CRB director is paid an attendance fee of $700 for each regular monthly meeting of the CRB Board. Each CRB director also receives $100 for each meeting attended of any committee of the Board to which the director belongs. VCB directors received no compensation for their services as directors in 1998. Columbia does not pay any separate attendance fees to its directors. Since his election to the U.S. House of Representatives, Greg P. Walden will not accept director's fees for his service on the CRB Board.


                              CERTAIN TRANSACTIONS

               Some of the directors and officers of Columbia and members of their immediate families and firms, and corporations with which they are associated have been parties to transactions with Columbia, including borrowings and investments in time deposits. All such loans and investments in time deposits have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1998, the aggregate outstanding amount of all loans to officers and directors was approximately $2.82 million, which represented approximately 8.12% of Columbia's consolidated shareholders' equity at that date. All such loans are currently in good standing, and are being paid in accordance with their terms.

               Robert L.R. Bailey, a director of Columbia and CRB, and Orchard View Farms, a company controlled by Mr. Bailey, as well as Dry Hollow Limited Partnership, a partnership for which Mr. Bailey is the general partner, borrowed sums from CRB in excess of $60,000 in the aggregate under revolving and nonrevolving lines of credit and a Visa card. As of December 31, 1998 the total balance due by Mr. Bailey from these borrowings was $1.38 million.

               Charles F. Beardsley, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under term loans, a revolving line of credit, and a Visa card. As of December 31, 1998 the balance due by Mr. Beardsley from these borrowings was $95,000.

               Terry L. Cochran, the Chief Executive Officer and President of Columbia and CRB and a director of Columbia, CRB and VCB, borrowed sums from CRB in excess of $60,000 in the aggregate under revolving lines of credit and a Visa card. As of December 31, 1998 the total balance due by Mr. Cochran from these borrowings was $141,000.

               Dennis Carver, a director of Columbia and CRB, borrowed sums from CRB in excess of $60,000 in the aggregate under term loans. As of December 31, 1998 the total balance due by Mr. Carver from these borrowings was $324,000.


                         NO MATERIAL ADVERSE PROCEEDINGS

               No director, officer, affiliate, beneficial owner of more than 5% of the common stock of Columbia or security holder is an adverse party in any material proceeding against Columbia, or has a material interest adverse to Columbia.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

               Section 16 of the Securities Exchange Act of 1934, as amended, requires that all executive officers and directors of Columbia and all persons who beneficially own more than 10% of Columbia's common stock file an initial report of their ownership of Columbia's securities on Form 3 and report changes in their ownership of Columbia's securities on Form 4 or Form 5. These filings must be made with the United States Securities and Exchange Commission with a copy sent to Columbia. As of the date of this Proxy Statement all executive officers and directors of Columbia are in compliance with such filing requirements.

                              INDEPENDENT AUDITORS

               Moss Adams LLP, independent auditors, were selected by the Columbia Board of Directors to conduct an audit of Columbia's financial statements for the year ended December 31, 1998. Management has not followed the practice of presenting the selection of auditors to the stockholders for approval. Audit services provided by Moss Adams LLP for the year ended 1998 included the examination of Columbia's consolidated financial statements, and the review of materials used in various filings with the United States Securities and Exchange Commission. No representative of Moss Adams LLP will be in attendance at the annual meeting.

               The audit services provided to Columbia were approved by the Audit Committee of the Board of Directors of CRB prior to being rendered. Other specific services were approved by officers of Columbia after a determination that none of such services would affect Moss Adams LLP's independence as auditors of Columbia's financial statements.


                            PROPOSALS OF SHAREHOLDERS

               Shareholders may present matters for consideration at any annual meeting of Columbia. Shareholders are reminded that under Article VII of the Articles of Incorporation of Columbia, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless the Board of Directors permits otherwise, any business, including nominations of directors, may be properly brought before an annual shareholders meeting by a shareholder only upon the shareholder's timely notice in writing to Columbia's Secretary. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Columbia not later than the close of business on the tenth (10th) business day following the day on which notice or disclosure of the date of the annual meeting is given or made to shareholders.

               The notice provided by the shareholder must set forth (i) a brief description of each matter desired to brought before the annual meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Columbia which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director
(a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock, if any, of Columbia which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

               With respect to proposals to be considered at the 2000 annual meeting of shareholders, if a shareholder wishes to present a proposal at that annual meeting and also wishes to have the proposal included in Columbia's official Proxy Statement for the 1999 annual meeting, the written notice of proposal must be submitted to the Secretary of Columbia no later than December 31, 1999.


                      INFORMATION AVAILABLE TO SHAREHOLDERS

               COLUMBIA'S 1998 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COLUMBIA'S FORM 10-K (WHEN AVAILABLE) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE FROM NEAL T. MCLAUGHLIN, CHIEF FINANCIAL OFFICER, COLUMBIA BANCORP, POST OFFICE BOX 1050, THE DALLES, OREGON 97058. COPIES OF SUCH MATERIALS MAY ALSO BE OBTAINED FROM THE WEBSITE THAT THE SEC MAINTAINS AT HTTP://WWW.SEC.GOV. COPIES OF EXHIBITS TO THE FORM 10-KSB WILL BE SUPPLIED UPON PAYMENT OF COLUMBIA BANCORP'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT IN THE AMOUNT OF $.25 PER PAGE.

                             STOCK PERFORMANCE GRAPH

               The graph below compares the yearly percentage change in the cumulative shareholder return on the Columbia's common stock during the five years ended December 31, 1998, with: (i) the All Nasdaq U.S. Stocks Index as reported by the Center for Research in Security Prices; and (ii) the Nasdaq Bank Index as reported by the Center for Research in Security Prices. This comparison assumes $100.00 was invested on December 31, 1993, in Columbia's common stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and splits.


                                COLUMBIA BANCORP
                    TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                      THE PERIOD ENDING DECEMBER 31, 1998


                                    [GRAPH]

----------------------------------------------------------------------------------
                           1993     1994      1995      1996      1997      1998
----------------------------------------------------------------------------------
 Columbia Bancorp         100.00    94.94    201.94    162.96    276.27    309.10
----------------------------------------------------------------------------------
 Nasdaq Bank Stocks       100.00    99.64    148.38    195.91    328.02    324.90
----------------------------------------------------------------------------------
 Nasdaq US Market         100.00    97.75    138.94    170.01    208.58    293.21
----------------------------------------------------------------------------------



                                                                   March 5, 1999

              COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

        1. Purpose. The purpose of this 1999 Stock Incentive Plan (the "Plan") is to enable Columbia Bancorp (the "Company") and its subsidiaries to attract and retain experienced and able directors, officers, employees and other key contributors and to provide an additional incentive to these individuals to exert their best efforts for the Company, its subsidiaries and its shareholders.

        2. Administration.

               2.1 Board of Directors. The Plan shall be administered by the board of directors of the Company (the "Board of Directors"), which shall determine and designate from time to time the persons to whom grants and awards shall be made and the amounts, terms and conditions of such grants and awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt or amend rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. Whenever the operation of the Plan requires that the fair market value of the Company's common stock (the "Stock") be determined, the fair market value shall be the closing price of the Stock as quoted on the Nasdaq National Market on the date of the grant or award, or on the next business day if the date of the grant or award is a holiday. No employee who receives an option or other grant or award under the Plan shall participate in the decision of the Board of Directors with respect to the grant or award to that employee.

               2.2 Committee. The Board of Directors may delegate to a committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided elsewhere herein.

        3. Eligibility. Grants and awards may be made under the Plan to directors, officers and key employees of the Company or any parent or subsidiary of the Company, and other key individuals such as consultants to the Company who the Board of Directors believes have made or will make an essential contribution to the Company; provided, however, that only employees of the Company or its parent or subsidiary corporations shall be eligible to receive Incentive Stock Options under the Plan.

        4. Shares Subject to the Plan. Only common stock may be issued under the Plan. The total number of shares of Stock that may be issued upon the exercise of all options or pursuant to grants of rights or stock bonuses under the Plan shall at no time exceed in the aggregate four percent (4%) of the Company's total issued and outstanding shares of Stock. If any option under the Plan or stock appreciation right granted without a related option expires or is canceled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for awards under the Plan, except that shares that are

Page 1 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN issued on exercise of a stock appreciation right that were allocable to an option, or portion thereof, surrendered in connection with the exercise of the stock appreciation right shall not again become available for awards under the Plan. If Stock awarded as a bonus under the Plan is forfeited or repurchased pursuant to applicable restrictions, the number of shares forfeited or purchased shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board of Directors. Any certificates representing such Stock shall bear such legends as are determined by the Board of Directors.

        5. Effective Date and Duration of Plan.

               5.1 Effective Date. The Plan was adopted by a majority vote of the Board of Directors on February 19, 1999 subject to shareholder approval, and shall become effective (the "Effective Date") on the date when the Plan is approved by a vote of a simple majority of the shareholders of the Company entitled to vote on the matter. The approval of the Plan shall be submitted to shareholders for a vote at the 1999 Annual Meeting of the Company. Options and stock appreciation rights may be granted and Stock may be awarded as bonuses under the Plan at any time after the Effective Date and before termination of the Plan.

               5.2 Duration of the Plan. The Plan shall continue until, in the aggregate, options and stock appreciation rights have been granted and exercised and Stock has been awarded as bonuses and the restrictions on any such Stock have lapsed with respect to all shares subject to the Plan under paragraph 4 (subject to any adjustments under paragraph 9). The Board of Directors may suspend or terminate the Plan at any time except with respect to options, stock appreciation rights and bonus rights, and Stock subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

        6. Grants, Awards and Sales.

               6.1 Types of Securities. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:
(i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options"); (iii) grant stock appreciation rights or bonus rights; and (iv) award bonuses of Stock. The Board of Directors shall specify the action taken with respect to each person granted or awarded any option or Stock under the Plan and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option.

Page 2 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

               6.2 General Rules Relating to Options.

                      6.2.1 Time of Exercise. Except as provided in paragraph 8, options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board of Directors and stated in the option, provided that options shall not be exercised for fractional shares. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

                      6.2.2 Purchase of Shares. Shares may be purchased or acquired pursuant to an option granted under the Plan only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, including cash that may be the proceeds of a loan from the Company, in shares of Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Stock. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.

               6.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                      6.3.1 Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value on the date of grant of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

                      6.3.2 Option Price. The option price per share under each option granted under the Plan shall be determined by the Board of Directors, but the option price with respect to an Incentive Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted.


Page 3 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

                      6.3.3 Duration of Options. Subject to paragraphs 6.3.4 and 8, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                      6.3.4 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee of the Company, or of any parent or subsidiary of the Company, possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                      6.3.5 Limitation on Time of Grant. No Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

               6.4 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

                      6.4.1 Option Price. The option price per share under each option granted under the Plan shall be determined by the Board of Directors in its discretion.

                      6.4.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

               6.5 Stock Bonuses. Stock awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors at the time the Stock is awarded as a bonus. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any money consideration except as provided in the last sentence of this paragraph. The agreement may contain such terms, conditions, representations, and warranties as the Board of Directors may require. The Company may require any recipient of a Stock bonus to pay to the Company amounts necessary to satisfy any applicable federal, state, or local tax withholding requirements prior to delivery of certificates.

               6.6 Stock Appreciation Rights.

                      6.6.1 Description. Each stock appreciation right shall entitle the holder, on exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Stock over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered.


Page 4 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

                      6.6.2 Exercise. A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, then it shall be exercisable only to the extent and on the same conditions that the related option is exercisable. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates must be surrendered unexercised.

                      6.6.3 Payment. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Stock valued at fair market value, or in cash, or partly in Stock and partly in cash, as determined by the Board of Directors. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, in the discretion of the Board of Directors, the number of shares may be rounded to the next whole share.

                      6.6.4 Adjustment. In the event of any adjustment pursuant to paragraph 9 in the number of shares of Stock subject to an option granted under the Plan, any stock appreciation right granted hereunder in connection with such option shall be proportionately adjusted.

               6.7 Cash Bonus Rights.

                      6.7.1 Grant. The Board of Directors may grant bonus rights under the Plan in connection with: (i) an option or stock appreciation right granted or previously granted, and (ii) Stock awarded, or previously awarded, as a bonus. Bonus rights will be subject to such rules, terms, and conditions as the Board of Directors may prescribe.

                      6.7.2 Bonus Rights in Connection with Options and Stock Appreciation Rights. A bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or is surrendered in connection with the exercise of a stock appreciation right related to the option) in whole or in part. A bonus right granted in connection with a stock appreciation right will entitle the holder to a cash bonus when the stock appreciation right is exercised. Upon exercise of an option, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Upon exercise of a stock appreciation right, the bonus shall be determined by multiplying the total fair market value of the shares or cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 100 percent.

                      6.7.3 Bonus Rights in Connection with Stock Bonus. A bonus right granted in connection with Stock awarded as a bonus will entitle the person awarded such Stock to a cash bonus either at the time the Stock is awarded or at such time as restrictions, if any, to which the Stock is subject lapse. If Stock awarded is subject to


Page 5 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN restrictions and is forfeited by the holder, the bonus right granted in connection with such Stock shall terminate and may not be exercised. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

                      6.7.4 Bonus Rights in Connection with Stock Purchase. A bonus right granted in connection with Stock purchased hereunder (excluding Stock purchased pursuant to an option) shall terminate and may not be exercised in the event the Stock is repurchased by the Company or forfeited by the holder pursuant to restrictions applicable to the Stock. The amount of cash bonus to be awarded and the time such cash bonus is to be paid shall be determined from time to time by the Board of Directors.

        7. Nontransferability. Each option, stock appreciation right, or cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each option, stock appreciation right, or cash bonus right by its terms shall be exercisable during the holder's lifetime only by the holder.

        8. Termination of Employment.

               8.1 Retirement or General Termination. Unless otherwise determined by the Board of Directors, if an employee's employment by the Company or by any parent or subsidiary of the Company is terminated by retirement or for any reason other than in the circumstances specified in 8.2 below, any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of three months after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination. The transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

               8.2 Death or Disability. Unless otherwise determined by the Board of Directors, if an employee's employment by the Company or by any parent or subsidiary of the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any option, stock appreciation right or cash bonus right held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a),the number of remaining shares for which the employee was entitled to exercise the option, stock appreciation right or cash bonus right on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option, stock appreciation right or cash bonus right if such option or right had been 50 percent exercisable on the date of termination. If an employee's employment is terminated by death, any option, stock appreciation right or cash bonus right held by


Page 6 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN the employee shall be exercisable only by the person or persons to whom the employee's rights under the option, stock appreciation right or cash bonus right pass by the employee's will or by the laws of descent and distribution of the state or country of the employee's domicile at the time of death.

               8.3 Termination of Unexercised Rights. To the extent an option, stock appreciation right or cash bonus right held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option, stock appreciation right or cash bonus right shall terminate at the expiration of such periods.

               8.4 Termination of Non-Employees. With respect to options, stock appreciation rights and cash bonus rights granted to persons who are not employees of the Company or its parents or subsidiaries, the Board of Directors may establish provisions relating to the termination of those persons' status with the Company or its parents or subsidiaries.

        9. Changes in Capital Structure. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options or stock appreciation rights may be granted and for which Stock may be awarded as bonuses subject to restrictions under the Plan. In addition, the Board of Directors shall make appropriate adjustments in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, and the number and kind of shares covered by outstanding stock appreciation rights to the end that each optionee's proportionate interest shall be maintained as before the occurrence of such event. Adjustments in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share. Adjustments in outstanding stock appreciation rights shall be made without change in their total value. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of making adjustments as provided for above in this paragraph 9, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options or stock appreciation rights.

        10. Corporate Mergers, Acquisitions, Etc. The Board of Directors may grant options and stock appreciation rights having terms and provisions which vary from those specified in this Plan provided that any options and stock appreciation rights granted pursuant to this section are granted in substitution for, or in connection with the assumption of, existing options and stock appreciation rights granted by another

Page 7 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary is a party.

        11. Amendment of Plan. The Board of Directors may amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason. Such amendments may include, without limitation, an increase in the total number of shares that may be issued under the Plan, and changes to the classes of persons eligible to receive awards or grants under the Plan. No amendment to the Plan shall be made without shareholder approval if such approval is necessary to comply with any regulatory requirement, or if the Board of Directors deems the submission of the amendment to shareholders for approval is desirable or appropriate. Without limitation of the foregoing, shareholder approval shall be required for any amendment increasing the total number of shares that may be issued under the Plan. Except as may be required by applicable law, no amendment to the Plan shall affect or change an option or stock appreciation right granted to any person prior to such amendment without the written consent of such person.

        12. Prior Plans. The Plan supersedes and replaces any prior plans of the Company permitting or relating to the award of stock options, the grant of stock bonuses, or the issuance of any other kinds of stock-based incentive compensation described in the Plan; provided, that the adoption and approval of the Plan shall not affect grants and awards made under any such prior plans or the rights of recipients of such grants and awards, all of which such prior grants and awards shall be and are deemed affirmed and ratified.

        13. Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with the granting of any option or the issuance or sale of any shares under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws.

        14. Employment Rights. Nothing in the Plan or any grant or award made pursuant to the Plan shall confer on any employee any right to be continued in the employment of the Company or any parent or subsidiary of the Company, or shall interfere in any way with the right of the Company or any parent or subsidiary of the Company by whom such employee is employed to terminate such employee's employment at any time, with or without cause.

        15. Rights as a Shareholder. A holder of an option or a stock appreciation right or a recipient of Stock awarded as a bonus shall have no rights as a shareholder with


Page 8 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN respect to any shares covered by any option, stock appreciation right, or bonus award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

           Date of Adoption by Board of Directors: February 19, 1999.

Page 9 - COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

     MAP



                                        COLUMBIA BANCORP

                                   ANNUAL MEETING OF SHAREHOLDERS

                                        FRIDAY, APRIL 16, 1999
                                             7:00 P.M.

                                  COLUMBIA GORGE DISCOVERY CENTER

                                        5000 DISCOVERY DRIVE
                                        THE DALLES, OR 97058



[COLUMBIA LETTERHEAD]                                                     PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 16, 1999.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

By signing the proxy, you revoke all prior proxies and appoint Donald T. Mitchell, Chairman of the Board, and Terry L. Cochran, President and Chief Executive Officer, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                      See reverse for voting instructions.

                                                               -----------------
                                                               COMPANY #
                                                               CONTROL #
                                                               -----------------

There are two ways to vote your proxy.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY TELEPHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY ***IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

o  Follow the simple instructions the telephone voice provides you.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Columbia Bancorp, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.


          If you vote by telephone, please do not mail your proxy card

                               Please detach here




         The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.  Election of directors:   01 Robert L. R. Bailey    03 Donald T. Mitchell
                             02 Dennis Carver

                    [ ] Vote FOR           [ ] Vote WITHHELD
                        all nominees           from all nominees

(Instructions:  To withhold authority to vote for      -----------------------
any indicated nominee, write the number(s) of the      |                      |
nominee(s) in the box provided to the right.)          -----------------------

2. To approve an amendment to the
   Articles of incorporation of
   Columbia Bancorp to increase
   the number of authorized
   shares of common stock
   from 10,000,000 to 20,000,000.        [ ] For     [ ] Against    [ ] Abstain



3. To approve the adoption of the
   1999 Columbia Bancorp Stock
   Incentive Plan.                       [ ] For     [ ] Against    [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change / Mark Box  [ ]  Indicate changes below:    Date:
                                                                ----------------


                                                --------------------------------
                                                |                              |
                                                --------------------------------

                                                Signature(s) in Box

                                                Please sign exactly as your
                                                name(s) appear on the proxy. If
                                                held in joint tenancy, all
                                                persons must sign. Trustees,
                                                administrators, etc., should
                                                include title and authority.
                                                Corporations should provide
                                                full name or corporation and
                                                title of authorized officer
                                                signing the proxy.